Investor Relations Contact:	Company Contact:
Crocker Coulson, President	Laby Wu, Chief Financial Officer, Director of Investor Relations
CCG Investor Relations	Puda Coal, Inc.
+1-646-213-1915	+86-10-6439-2405
crocker.coulson@ccgir.com	labywu@gmail.com
www.pudacoalinc.com
Elaine Ketchmere, VP of Financial Writing
+1-310-954-1345
elaine.ketchmere@ccgir.com
www.ccgirasia.com

FOR IMMEDIATE RELEASE

Puda Coal, Inc. Receives $14.6 Million Loan Commitment From Chairman
•	Proceeds to Fund Capital Expenditures for Capacity Expansion of Coal Mine Acquisitions

TAIYUAN, SHANXI PROVINCE, China, February 11, 2010 – Puda Coal, Inc. (NYSE Amex: PUDA), (“Puda Coal”, the “Company”) a supplier of high grade metallurgical coking coal used to produce coke for steel manufacturing in China and a coal mine consolidator of 8 coal mines in Pinglu County, Shanxi Province today announced that Ming Zhao, Chairman of Puda Coal, committed to providing the Company an unsecured RMB 100 million (USD $14.6 million) loan for a 12 month term at prevailing market terms.

In December 2009, Puda Coal announced that it entered coal mining rights and mining assets transfer agreements with Pinglu County Da Wa Coal Industry Co., Ltd ("Da Wa Coal") and Pinglu County Guanyao Coal Industry Co., Ltd. ("Guanyao Coal"). The loan proceeds, if drawn down by the Company, will fund capital expenditures to expand the capacities of Da Wa Coal and Guanyao Coal.

Among other stipulations, the loan is subject to the satisfaction of the conditions contained in the Underwriting Agreement between Puda Coal and Brean Murray, Carret & Company, LLC (“Brean Murray) dated February 11, 2010. Brean Murray will act as lead manager and sole bookrunner in connection with the common stock offering announced today. Puda Coal expects to use the net proceeds of the offering, together with available cash, to fund the purchase price of the previously-announced acquisitions of Da Wa Coal and Guanyao Coal. The securities described above are being offered by Puda Coal pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC).

"We appreciate Mr. Zhao’s confidence in our long-term business strategy by loaning the Company the necessary funds to expand the mining capacities of Da Wa Coal and Guanyao Coal,” commented Mr. Liping Zhu, President & CEO of Puda Coal.

“The funds raised through our common stock offering combined with these loan proceeds will enable us to transform Puda Coal from a coal washing business into an integrated coal mining business,” commented Mr. Zhao. “We look forward to completing additional coal mine consolidations in the near future.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus, including prospectus supplement, forming a part of the effective registration statement.

About Puda Coal Inc.

Puda Coal, through its subsidiaries, supplies premium high grade metallurgical coking coal used to produce coke for steel manufacturing in China. The Company currently possesses 3.5 million metric tons of annual coking coal capacity. The Company has recently moved upstream into coal mining.  In May 2009, the Company entered into an equity transfer agreement to acquire 18% of Jianhe Coal. In September 2009, the Shanxi government approved the Company’s plan to consolidate eight coal mines in Pinglu County, Shanxi Province. In December 2009, Puda Coal entered into two coal mining companies to acquire assets and mining rights with respect to two coal mines. For more information, please visit www.pudacoalinc.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. For example, the closing of the loan transaction is subject to definitive loan agreement and other terms and conditions, including the closing of the public offering under the underwriting agreement, which is subject to market condition and uncertainties beyond our control, and our successful transformation from coal cashing to integrated coal washing and coal mining business is subject to, among other things, our management’s ability and capacity to execute our coal mine acquisition strategy and manage the coal mine operations. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.